EXHIBIT 23.1


                       CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in this Registration Statement of Goody's Family Clothing, Inc. on Form S-8 of our report dated March 15, 1996, incorporated by reference in the Annual Report on Form 10-K of Goody's Family Clothing, Inc. for the year ended February 3, 1996.


DELOITTE & TOUCHE LLP

Atlanta, Georgia
July 29, 1996

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